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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Segue Software, Inc. on Form S-8 of our report dated February 5, 1998, on our audits of the consolidated financial statements of Segue Software, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of Segue Software, Inc. for the year ended December 31, 1997.


                                               /s/ Coopers & Lybrand L.L.P.

                                               Coopers & Lybrand L.L.P.


Boston, Massachusetts
May 7, 1998